INVESTMENT AGREEMENT

                                   among

                     UNITED DOMINION REALTY TRUST, INC.
                           a Virginia corporation

                        UNITED DOMINION REALTY, L.P.
                       a Virginia limited partnership

                  AMERICAN APARTMENT COMMUNITIES II, INC.
                           a Maryland corporation

                  AMERICAN APARTMENT COMMUNITIES III, L.P.
                       a Delaware limited partnership

         AMERICAN APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.
                       a Delaware limited partnership

                         SCHNITZER INVESTMENT CORP.
                           an Oregon corporation

                             AAC MANAGEMENT LLC
                    a Delaware limited liability company

                                    and

                    LF STRATEGIC REALTY INVESTORS, L.P.
                       a New York limited partnership

                          Dated: September   , 1998


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                             TABLE OF CONTENTS

                                                                       Page

ARTICLE I CERTAIN DEFINITIONS........................................     2


ARTICLE II REPRESENTATIONS AND WARRANTIES............................     5


ARTICLE III LOCK-UP AGREEMENT........................................     6

        Section 3.1..................................................     6

ARTICLE IV REGISTRATION RIGHTS.......................................     9

        Section 4.1 Registration.....................................     9
        Section 4.2 State Securities Laws............................    12
        Section 4.3 Expenses.........................................    12
        Section 4.4 Indemnification by the Company...................    12
        Section 4.5 Agreements of Transaction Party Affiliates.......    13
        Section 4.6 Suspension of Registration Requirement:
                      Restriction on Sale............................    14
        Section 4.7 Contribution.....................................    15
        Section 4.8 No Other Obligation to Register..................    16
        Section 4.9 Exchange Act Compliance..........................    16
        Section 4.10 Breach of Agreement.............................    16

ARTICLE V STANDSTILL AGREEMENT.......................................    17

        Section 5.1 Standstill.......................................    17
        Section 5.2 Termination of Certain Restrictions..............    18

ARTICLE VI GENERAL PROVISIONS........................................    20

        Section 6.1 Notices..........................................    20
        Section 6.2 Successors and Assigns...........................    23
        Section 6.3 Counterparts.....................................    24
        Section 6.4 Governing Law....................................    24
        Section 6.5 Severability.....................................    24
        Section 6.6 Entire Agreement; Amendment; Waiver..............    24
        Section 6.7 Interpretation; Absence of Presumption...........    24




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                            INVESTMENT AGREEMENT


          This Investment Agreement (this "Agreement") is entered into as of September _, 1998 by and among United Dominion Realty Trust, Inc., a Virginia corporation (the "Company"), United Dominion Realty, L.P., a Virginia limited partnership (the "Company Operating Partnership"), American Apartment Communities II, Inc., a Maryland corporation ("AAC"), American Apartment Communities III, L.P., a Delaware limited partnership ("AAC III"), American Apartment Communities Operating Partnership, L.P., a Delaware limited partnership ("AACOP"), Schnitzer Investment Corp., an Oregon corporation ("Schnitzer"), AAC Management LLC, a Delaware limited liability company ("AACM" and, collectively with AACOP and Schnitzer, the "UDR Unit Holders"), and LF Strategic Realty Investors, L.P., a New York limited partnership (the "Preferred Holder" and, collectively with the UDR Unit Holders, the "Holders").

                                  RECITALS

          WHEREAS, pursuant to that certain Partnership Interest Purchase and Exchange Agreement, dated September 9, 1998 (the "Exchange Agreement"), among the Company Operating Partnership, AACLP, Schnitzer, AACOP and AACM, concurrently herewith the Unit Holders are receiving common units of limited partnership interest in the Company Operating Partnership (the "UDR Units"), which UDR Units may be redeemed by the holders thereof for cash or, at the election of the Company, exchanged for shares of common stock of the Company, $1 par value ("Common Stock");

          WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated September 9, 1998 (the "Merger Agreement"), between the Company and AAC concurrently herewith the Preferred Holder is receiving shares of the Company's Series D Cumulative Convertible Preferred Stock (the "Preferred Shares"), which Preferred Shares may be converted into shares of Common Stock;

          WHEREAS, AACM proposes to contribute to AAC III certain of the UDR Units that it will receive pursuant to the Exchange, which contribution has been consented to by the Company and the Company Operating Partnership provided AAC III joins in this Agreement as a party hereto; and

          WHEREAS, it is a condition precedent to the obligation of the Holders to consummate the transactions described in the Exchange Agreement and the Merger Agreement that the Company provide the Holders with the registration rights set forth in Article IV.

          NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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                                 ARTICLE I

                            CERTAIN DEFINITIONS

          As used in this Agreement, in addition to the other terms defined herein the following capitalized defined terms shall have the following meanings:

          "AAC Affiliate" shall mean any Person who was an "affiliate" of AAC (within the meaning of paragraph (c) of Rule 145) at the time the Merger was submitted for the vote or consent of the security holders of AAC.

          "AACLP" shall mean American Apartment Communities II, L.P., a Delaware limited partnership.

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "Average Market Capitalization" on or as of any date shall mean the Company's average common equity market capitalization for the ten consecutive Trading Days prior to but not including such date. The number of shares of Common Stock into which the Preferred Shares outstanding at the determination date are convertible shall be taken into account in any determination of Average Market Capitalization; otherwise, Average Market Capitalization shall not be determined on a Fully-Diluted Basis.

          "Beneficial Ownership" shall be determined in accordance with Rule 13d-3 of the SEC under the Exchange Act. "Beneficially Own" shall have a correlative meaning.

          "Board" shall mean the Board of Directors of the Company.

          "Change of Control" shall mean (i) the merger or consolidation of the Company with any other real estate investment trust, corporation or other business entity, in which the Company is not the survivor (without respect to the legal structure of the transaction), (ii) the transfer or sale of all or substantially all of the assets of the Company other than to an Affiliate or subsidiary of the Company, (iii) the liquidation of the Company, (iv) the acquisition by any person or by a group of persons acting in concert, of more than 50% of the outstanding voting securities of the Company, which results in the resignation or addition of 50% or more members of the Board or the resignation or addition of 50% or more independent members of the Board, or (v) cessation for any reason of those directors of the Company who were elected at the annual meeting of shareholders of the Company immediately preceding the determination date (together with any new directors elected after such annual meeting whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors who were either elected at such annual meeting or whose election or nomination for election was previously so approved) to constitute a majority of the Board in office on the determination date.


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          "Control" shall mean with respect to any Person the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" shall have a correlative meaning.

          "Conversion Shares" shall mean any shares of Common Stock into which Preferred Shares are convertible or which may be issued in exchange for UDR Units upon redemption of such UDR Units.

          "Exchange" shall mean the exchange of units of limited partnership in AACLP for cash and UDR units contemplated by the Exchange Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Family Member" shall mean any of the following who is at least 18 years of age: a spouse, a child (natural or adopted), a spouse of any child, a sibling or a lineal descendant of any of the foregoing, or a trust for the benefit of any of the foregoing, without regard to the age of the beneficiary or beneficiaries, provided such trust will not terminate in respect of any of the foregoing who is a beneficiary until such beneficiary attains 18 years of age.

          "First-Tier Transferee" shall mean any Permitted Preferred Share Transferee (as defined in Section 3.1(c)), any security holder of the Preferred Holder to whom Preferred Shares are distributed and any security holder of a UDR Unit Holder or Family Member of such security holder to whom UDR Units are distributed.

          "Fully-Diluted Basis" as a qualifier of any determination to be made pursuant to this Agreement shall mean that number of shares of Common Stock then outstanding, plus the number of shares of Common Stock issuable upon conversion or exchange of other securities which are then convertible into or exchangeable for Common Stock, plus the number of votes which may be cast by holders of other securities of the Company then outstanding that are entitled to vote with the holders of the Common Stock as a single voting group shall be taken into account in making such determination.

          "Group" shall mean a "group," as such term is used in Section 13(d)(3) of the Exchange Act, identified in a Schedule 13D filed or proposed to be filed with respect to the Company.

          "Merger" shall mean the merger of AAC with and into the Company contemplated by the Merger Agreement.

          "NASD" shall mean the National Association of Securities Dealers,
Inc.

          "NYSE" shall mean the New York Stock Exchange.

          "Partnership Agreement" shall mean the agreement of limited partnership, as amended, of the Company Operating Partnership.


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          "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented from time to time, and any documents incorporated by reference therein.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Conversion Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Conversion Shares on any securities exchange or exchanges pursuant to Section 4.1(d) hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Conversion Shares by any Holder or Transaction Party Affiliate, the fees and disbursements of counsel representing any Holder or Transaction Party Affiliate, and transfer taxes, if any, relating to the sale or disposition of Conversion Shares by any Holder or Transaction Party Affiliate, all of which shall be borne by such Holder or Transaction Party Affiliate in all cases.

          "Registration Statement" shall mean any registration statement of the Company that covers the issuance of any Conversion Shares and/or the reoffering thereof by a Transaction Party Affiliate on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

          "Rule 144" shall mean Rule 144 under the Securities Act.

          "Rule 145" shall mean Rule 145 under the Securities Act.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities" shall mean the Preferred Shares and the UDR Units collectively or, as the context may indicate, either the Preferred Shares or the UDR Units, and shall include any Conversion Shares or other securities of the Company issued or issuable upon conversion or exchange thereof.


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          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Trading Day" for purposes of any computation pursuant to this Agreement in which the market value of any security of the Company is taken into account, shall mean any day on which such security is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

          "Transaction Party Affiliate" shall mean any AAC Affiliate or any Holder or First-Tier Transferee who becomes a UDR Affiliate as a result of the Merger or the Exchange and shall include any pledgee for whom a Registration Statement is filed pursuant to Section 4.1(a)(iv) or (v).

          "UDR Affiliate" shall mean any Person who is an "affiliate" of the Company within the meaning of paragraph (a)(1) of Rule 144.

                                 ARTICLE II

                       REPRESENTATIONS AND WARRANTIES

          In order to assure the Company's compliance with applicable securities laws, each Holder represents and warrants to the Company as of the date of this Agreement, as follows:

               (a) Such Holder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

               (b) Such Holder is aware that the Securities have not been registered under the Securities Act.

               (c) The Securities are being acquired for such Holder's own account without any intention to distribute or resell the Securities in violation of the Securities Act or any applicable state securities or "blue sky" law.

               (d) Such Holder has received and thoroughly read and evaluated the information concerning the Company and the Company Operating Partnership provided to such Holder by the Company, through the management of AAC, in connection with the Merger and the Exchange, and has been given the opportunity to ask questions of, and receive answers from, the Company and its authorized representatives concerning the terms and conditions of the Merger and the Exchange and to obtain such additional information from the Company and its authorized representatives as such Holder has considered appropriate. Such Holder has assumed the accuracy and completeness of all such information and that such information did not omit to state a material fact necessary to make such information not misleading in light of the circumstances.

               (e) Such Holder has sought such accounting, legal and tax advice as such Holder has considered necessary to make an informed investment decision.

               (f) Such Holder is experienced in investment and business matters (or has been advised by an investment advisor who is so experienced), and understands fully the nature of the risks involved in an investment in the Securities.

               (g) (i) Such Holder's office address as set forth in
Section 6.1 hereof is correct; (ii) such Holder is not a foreign Person for purposes of U.S. income taxation; and (iii) such Holder is not subject to backup withholding either because Holder has not been notified by the Internal Revenue Service ("IRS") that Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or because Holder has been notified by the IRS that Holder is no longer subject to backup withholding.

               (h) All information that such Holder has provided to the Company, directly or indirectly, concerning such Holder's financial position and such Holder's knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the delivery of the Securities to such Holder, such Holder will immediately notify the Company.

                             ARTICLE III

                           LOCK-UP AGREEMENT

          Section 3.10

               (a) (i) The Preferred Holder agrees that until the second anniversary of the date of original issue of the Securities (the "Lock-up Period"), except as otherwise provided in this Agreement, the Preferred Holder will not offer, pledge, sell, contract to sell, grant any options for the sale of, seek the redemption or exchange of, transfer, distribute or otherwise dispose of, directly or indirectly (collectively "Dispose Of"), any of the Preferred Shares or Conversion Shares into which Preferred Shares have been converted.

                    (ii) Following the second anniversary of the date of original issuance of the Preferred Shares and during any 12 month period thereafter, except as otherwise provided in this Agreement, the Preferred Holder shall be entitled to Dispose Of Preferred Shares, Conversion Shares or a combination of Preferred Shares and Conversion Shares representing up to the greater of (i) 50% of the original number of


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          Preferred Shares, or their equivalent in Conversion Shares, or a combination of Preferred Shares and Conversion Shares representing up to 50% of the original number of Preferred Shares or (ii) the number of Conversion Shares or equivalent number of Preferred Shares, or a combination thereof, equaling the number of shares of Common Stock the total closing sale price of which on the NYSE on the day before the day on which the Preferred Holder seeks to Dispose Of such Securities is not more than 5% of Average Market Capitalization on such date. For purposes of this Section 3.1(a)(ii) and Section 3.1(c), a number of Preferred Shares shall be deemed to be equivalent to the number of Conversion Shares into which it is convertible at the Conversion Price provided in the Company's Articles of Incorporation on the determination date, and a number of Conversion Shares shall be deemed to be equivalent to the number of Preferred Shares that, if converted at such Conversion Price, would equal such number of Conversion Shares.

                    (iii) The restrictions in Sections 3.1(a)(i) and 3.1(a)(ii) shall terminate upon the occurrence of any Standstill Termination Event. The restrictions in Section 3.1(a)(i) shall terminate upon any breach by the Company of its obligations under Article IV.

               (b) (i) Each UDR Unit Holder agrees that during the Lock-up Period, except as otherwise provided in this Agreement, such UDR Unit Holder will not redeem any of the UDR Units.

                    (ii) After the first anniversary, and prior to the second anniversary, of the date of original issue of the Securities, the UDR Unit Holders may collectively redeem in accordance with the Partnership Agreement UDR Units having an aggregate value not exceeding $15,000,000. The ability of the UDR Unit Holders to redeem up to an aggregate of $15,000,000 pursuant to the preceding sentence shall be allocated among such UDR Unit Holders pro-rata, based upon the number of UDR Units issued to each UDR Unit Holder pursuant to the Exchange Agreement. For purposes of this
          Section 3.1(b)(ii), the value of the UDR Units shall be assumed to be equal to the Cash Amount (as defined in the Partnership Agreement) that the Company Operating Partnership would be obligated to pay to the UDR Unit Holders upon redemption of such UDR Units pursuant to
          Article VIII of the Partnership Agreement.

                    (iii) The restrictions in Sections 3.1(b)(i) and 3.1(b)(ii) shall terminate upon the occurrence of any Standstill Termination Event described in Section 5.2(b)(ii), (iii), (iv) or (v). The restrictions in Section 3.1(b)(i) shall terminate upon any breach by the Company of its obligations under Article IV. Upon any such termination pursuant to this Section 3.1(b)(iii), such UDR Unit Holders may redeem any or all UDR Units thereafter if the UDR Units are then redeemable under the terms of the Partnership Agreement. Such termination shall not affect any provision of the Partnership Agreement restricting or otherwise relating to redemption of UDR Units.

          (c) The Preferred Holder may distribute any of its Preferred Shares and Conversion Shares to its security holders (any such security holder, a "Permitted Preferred Share Transferee") if before such distribution it shall deliver to the Company:

               (i) an opinion of counsel reasonably acceptable to the Company that such distribution will not constitute or result in a violation of the registration requirements of the Securities Act and state "blue sky" laws,

               (ii) agreements substantially identical in form and substance to this Agreement executed by each Permitted Preferred Share Transferee who will together with the Controlled Affiliates of such Permitted Preferred Share Transferee Beneficially Own as a result of such distribution more than 40% of the original number of Preferred Shares, or their equivalent in Conversion Shares, or a combination of Preferred Shares and Conversion Shares representing more than 40% of the original number of Preferred Shares.

Upon any such distribution, each Permitted Preferred Share Transferee shall continue to be bound by Section 3.1(a)(i), shall be entitled to all of the rights of, subject to all limitations and obligations applicable to, the Preferred Holder under Article IV, and, except as contemplated by Section 3.1(c)(ii), shall not be bound by Section 5.1 but shall be entitled to the benefits of Section 5.2.

               (d) The Company and the Company Operating Partnership will consider any proposal by any UDR Unit Holder to distribute any of its UDR Units and Conversion Shares to its security holders and, in the case of any such security holder who is an individual, such individual's Family Members, in light of factors relevant at the time of such proposal, including but not limited to whether such proposed distribution is likely to cause the Company Operating Partnership to be a "publicly traded partnership" as defined in Section 7704 of the Internal Revenue Code of 1986, as amended, and whether all participants in such proposed distribution are "accredited investors" as defined in Rule 501(a) under the Securities Act. This Section 3.1(d) shall not be construed to require consent to any such proposal, and any such distribution, if consented to, shall be subject to all applicable provisions of the Partnership Agreement.

               (e) Notwithstanding Sections 3.1(a)(i) and 3.1(a)(ii), the Preferred Holder may from time to time, in a transaction or transactions entered into bona fide and not for the purpose of evading any provision of this Agreement, pledge all or any of the Preferred Shares (i) to a bank or other financial institution to secure obligations for borrowed money or (ii) as margin collateral. Upon foreclosure or private sale under any such pledge, neither the pledgee nor any transferee of the pledgee shall be bound by or entitled to any benefits or rights under any provision of this Agreement (except this Section 3.1(e) and Article IV). Prior to any such pledge, foreclosure or private sale, the Company shall receive an opinion of counsel reasonably acceptable to the Company to the effect that the applicable transaction will not constitute or result in a violation of the registration requirements of the Securities Act and state "blue sky" laws.

               (f) Notwithstanding Sections 3.1(b)(i) and 3.1(b)(ii), any UDR Unit Holder may from time to time, in a transaction or transactions entered into bona fide and not for the purpose of evading any provision of this Agreement, pledge all or any of its UDR Units (i) to a bank or other financial institution to secure obligations for borrowed money or (ii) as margin collateral, provided, however, that the pledgee shall agree that upon any foreclosure or private sale under such pledge, all such UDR Units will be sold to not more than one purchaser. Upon any such foreclosure or private sale, neither the pledgee nor any transferee of the pledgee shall be bound by or entitled to any benefits or rights under any provision of this Agreement (except this Section 3.1(f) and Article IV). Prior to any such pledge, foreclosure or private sale, the Company shall receive an opinion of counsel reasonably acceptable to the Company to the effect that the applicable transaction will not constitute or result in a violation of the registration requirements of the Securities Act and state "blue sky" laws. The provisions of Article IX of the Partnership Agreement shall apply to any such foreclosure or private sale as though the pledgee were the transferor Limited Partner, as defined in the Partnership Agreement, referred to therein and the purchaser on foreclosure or in the private sale were the assignee of such transferor Limited Partner.

                              ARTICLE IV

                          REGISTRATION RIGHTS

          Section 4.10...Registration.

          (a) Filing of Registration Statement. Subject to the conditions set forth in this Agreement, the Company shall file a Registration Statement:

          (i) with respect to Conversion Shares issuable upon exchange for UDR Units redeemable in accordance with Section
          3.1(b)(ii), not later than 14 days after the first anniversary of the date of original issue of the Securities,

          (ii) with respect to the Conversion Shares issuable upon conversion of the Preferred Shares, not later than 14 days after the earlier of (A) the first anniversary of the date of original issue of the Securities or (B) the occurrence of a Standstill Termination Event,

          (iii) with respect to the Conversion Shares issuable upon exchange for UDR Units other than those, if any, with respect to which a Registration Statement has been filed (and continues to be effective) pursuant to (i) above, not later than 14 days after the earlier of (A) expiration of the Lock-up Period or (B) termination of the restrictions in
          Section 3.1(b)(i) and 3.1(b)(ii),

          (iv) with respect to Conversion Shares issuable on conversion of Preferred Shares pledged pursuant to Section3.1(e) other than such Conversion Shares, if any, with respect to which a Registration Statement has been filed (and continues to be effective) pursuant to (ii) above, promptly after receipt of notice from the pledgee of a foreclosure on or private sale of such Conversion Shares pursuant to such pledge, and (v) with respect to Conversion Shares issuable upon exchange of UDR Units pledged pursuant to Section3.1(f) other than such Conversion Shares, if any, with respect to which a Registration Statement has been filed (and continues to be effective) pursuant to (i) above, promptly after receipt of notice from the pledgee of a foreclosure on or private sale of such Conversion Shares pursuant to such pledge, and shall cause such Registration Statement to be declared effective by the SEC as soon as practicable but in no event later than 60 days after filing. The Company agrees to use reasonable efforts to keep the Registration Statement, after its date of effectiveness, continuously effective in accordance with Section 4.1(c). The Company will include in any Registration Statement relating to Conversion Shares issued to a Transaction Party Affiliate the disclosures necessary to enable such Transaction Party Affiliate to reoffer such Conversion Shares in compliance with the Securities Act by delivery of the Prospectus included therein, unless such use of such Registration Statement is prohibited by any rule or regulation (including staff interpretation) of the SEC, in which case the Company shall file simultaneously with such Registration Statement a separate Registration Statement relating to the reoffer of such Conversion Shares by such Transaction Party Affiliate (a "Reoffer Registration Statement"), shall cause such Reoffer Registration Statement to be declared effective by the SEC as soon as practicable but in no event later than 60 days after filing, and shall use reasonable efforts to keep such Reoffer Registration Statement, after its date of effectiveness, continuously effective in accordance with Section 4.1(c). The term "Reoffer Registration Statement" shall include any Registration Statement applicable to both the issuance of Conversion Shares and the reoffer of such Conversion Shares by a Transaction Party Affiliate. In the event that under any rule or regulation (including staff interpretation) of the SEC, a Registration Statement filed pursuant to this Section 4.1(a) may not be used to register Conversion Shares for purposes of distribution of such Conversion Shares to any Holder and/or any First-Tier Transferee, such Registration Statement shall relate to the reoffer of such Conversion Shares by such Holder and/or such First-Tier Transferee, such Registration Statement shall be deemed a Reoffer Registration Statement for purposes of this Article IV, and the Holder and /or each such First-Tier Transferee shall be deemed a Transaction Party Affiliate for such purposes. The Company shall not be deemed to be in breach of this Section 4.1(a) if the SEC refuses to accept or make effective a Reoffer Registration Statement filed pursuant to (ii) above because the Conversion Shares to which such Registration Statement relates are subject to the restrictions in Section 3.1(a)(1), provided the Company refiles such Reoffer Registration Statement promptly after such restrictions terminate and causes such

Reoffer Registration Statement to be declared effective by the SEC as soon as practicable but in no event later than 60 days after refiling.

          (b) Notification and Distribution of Materials. The Company shall promptly notify each Transaction Party Affiliate of the effectiveness of any Reoffer Registration Statement applicable to Conversion Shares issued to such Transaction Party Affiliate or pledgee and shall furnish to such Transaction Party Affiliate such number of copies of such Reoffer Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Reoffer Registration Statement or such other documents as such Transaction Party Affiliate may reasonably request in order to facilitate the reoffer and sale of such Conversion Shares in the manner described in such Reoffer Registration Statement.

          (c) Amendments and Supplements. The Company shall prepare and file with the SEC from time to time such amendments and supplements to each Registration Statement and Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and, in the case of a Reoffer Registration Statement, to comply with the provisions of the Securities Act with respect to the disposition of the Conversion Shares offered by the Transaction Party Affiliates for which such Reoffer Registration Statement is filed, until all Conversion Shares have been issued upon conversion of Preferred Shares and exchange of UDR Units and, in the case of such Reoffer Registration Statement, until the earlier of (a) the date on which such Transaction Party Affiliates no longer hold any Conversion Shares or (b) in the case of Transaction Party Affiliates who are AAC Affiliates, the date on which no such Transaction Party Affiliates are deemed to be engaged in a distribution by reason of paragraph (d)(3) of Rule 145, or, in the case of Transaction Party Affiliates who are UDR Affiliates and Persons who are deemed to be Transaction Party Affiliates pursuant to the last sentence of Section 4.1(a), the Conversion Shares held by such Transaction Party Affiliates or deemed Transaction Party Affiliates become eligible for sale under paragraph (k) of Rule 144 (the "Reoffer Registration Expiration Date"). Upon 20 business days' notice from a Transaction Party Affiliate, the Company shall file any supplement or post-effective amendment to a Reoffer Registration Statement with respect to such Transaction Party Affiliate's plan of distribution, such Transaction Party Affiliate's ownership interests in securities of the Company, or other matters required to be disclosed therein, that is reasonably necessary to permit the reoffer and sale of such Transaction Party Affiliate's Conversion Shares pursuant to such Reoffer Registration Statement. The Company shall cause the Conversion Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

          (d) Notice of Certain Events. The Company shall promptly notify each Transaction Party Affiliate of, and confirm in writing, the filing of a Reoffer Registration Statement relating to the Conversion Shares of such Transaction Party Affiliate or any Prospectus, amendment or supplement related thereto or any post-effective amendment to such Reoffer Registration Statement and the effectiveness of such

Reoffer Registration Statement and any post-effective amendment.

          At any time when a Prospectus included in a Reoffer Registration Statement is required to be delivered under the Securities Act by a Transaction Party Affiliate, the Company shall immediately notify each Transaction Party Affiliate of the happening of any event as a result of which the Prospectus included in such Reoffer Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and furnish to each applicable Transaction Party Affiliate a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to offerees of such Transaction Party Affiliate's Conversion Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Reoffer Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

          Section 4.20 State Securities Laws.

          Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Conversion Shares to which such Registration Statement relates (with respect to the issuance of such Conversion Shares and, if applicable, the subsequent resale thereof) under the securities or "blue sky" laws of such states as any Transaction Party Affiliate offering such Conversion Shares may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its best efforts to keep such filings effective until the earlier of (a) the Reoffer Registration Expiration Date or (b) in the case of a particular state, such Transaction Party Affiliate has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing.

          Section 4.30 Expenses.

          The Company shall bear all Registration Expenses incurred in connection with the registration of the Conversion Shares pursuant to this Agreement.

          Section 4.40 Indemnification by the Company.

          The Company agrees to indemnify each Transaction Party
Affiliate and its officers, directors, employees, agents, representatives and Transaction Party Affiliates, and each person or entity, if any, that controls such Transaction Party Affiliate within the meaning of the Securities

Act, and each other person or entity, if any, subject to liability under the Securities Act because of his, her or its connection with a Transaction Party Affiliate (each, an "Indemnitee"), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any Reoffer Registration Statement or the related Prospectus relating to Conversion Shares offered by such Transaction Party Affiliate, or upon any untrue or alleged untrue statement of material fact contained in such Reoffer Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of such Conversion Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Transaction Party Affiliate or its plan of distribution that was furnished to the Company for use in connection with such Reoffer Registration Statement or related Prospectus by such Transaction Party Affiliate or (ii) such Transaction Party Affiliate's failure to send or give a copy of the final, amended or supplemented Prospectus furnished to such Transaction Party Affiliate by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final, amended or supplemented Prospectus.

          Section 4.50 Agreements of Transaction Party Affiliates.

          The Company shall have no obligation or liability to any Transaction Party Affiliate under this Article IV unless such Transaction Party Affiliate shall have entered into a written agreement with the Company or shall otherwise be obligated to the Company (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution with respect to its Conversion Shares, its ownership of Company securities and other matters in connection with the preparation of a Reoffer Registration Statement with respect to such Conversion Shares as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in such Reoffer Registration Statement to any purchaser of the shares covered by such Registration Statement from such Transaction Party Affiliate, (c) to indemnify the Company, its officers, directors, employees, agents, representatives and Transaction Party Affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability under the Securities Act because of this connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in such Reoffer Registration Statement or the related Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Transaction Party Affiliate that was furnished to the Company in writing by such Transaction Party Affiliate specifically for use therein, unless such statement or omission was corrected in writing to the Company not less than three (3) business days prior to the date of the final Prospectus (as supplemented or amended, as the case may be) or (ii) the failure of such Transaction Party Affiliate, through no fault of the Company, to deliver or cause to be delivered the Prospectus contained in such Reoffer Registration Statement (as amended or supplemented if applicable) furnished by the Company to such Transaction Party Affiliate to any purchaser from such Transaction Party Affiliate of the Conversion Shares to which such Reoffer Registration Statement relates, (d) if requested by the Company in the case of a Company-initiated non-underwritten offering, or if requested by the managing underwriter in a Company-initiated underwritten offering, not to effect any public sale or distribution of any Conversion Shares, including a sale pursuant to Rule 144, during the period of 60 days beginning 15 days prior to the proposed offering date specified in such request; provided, however, that the aggregate of all periods of restrictions on resale imposed on any Transaction Party Affiliate as a result of requests under this Section 4.5(d) and of deferral or suspension of the Company's obligation to cause a Registration Statement for the Conversion Shares of such Transaction Party Affiliate or to amend or supplement such a Registration Statement pursuant to Section 4.6(b) shall not exceed 90 days during any 12 month period, (e) following the effectiveness of any Reoffer Registration Statement relating to Conversion Shares of such Transaction Party Affiliate, not to effect any sales of such Conversion Shares pursuant to such Reoffer Registration Statement at any time after such Transaction Party Affiliate has received notice from the Company to suspend sales as a result of the occurrence or existence of any event referred to in Section 4.6(b) or so that the Company may correct or update such Reoffer Registration Statement, provided that such Transaction Party Affiliate may recommence effecting sales of such Conversion Shares pursuant to such Reoffer Registration Statement following further notice to such effect from the Company, which notice shall be given by the Company not later than five business days after the cessation of any such event, and (f) incorporating the provisions of Section 4.7.

          Section 4.60 Suspension of Registration Requirement:
Restriction on Sale.

          (a) The Company shall promptly notify each Transaction Party Affiliate, and confirm such notice in writing, of (i) the Company's receipt of any notification with respect to the suspension of the qualification of such Transaction Party Affiliate's Conversion Shares for offer or sale in any jurisdiction or the initiation of any proceedings for that purpose and (ii) the issuance by the SEC of any stop order suspending the effectiveness of a Reoffer Registration Statement with respect to such Transaction Party Affiliate's Conversion Shares or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such Reoffer Registration Statement or the qualification of such Conversion Shares at the earliest possible moment.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company may defer its obligation to cause a Registration Statement to become effective or to amend or supplement a Registration Statement for a period of not more than 60 days in the event of (i) an underwritten primary offering by the Company if the Company is advised by the managing underwriter of such offering that the sale of Conversion Shares under such Registration Statement would impair the pricing or commercial practicality of such offering, or
(ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in such Registration Statement, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements and that would in each case make it impractical or inadvisable to cause such Registration Statement to become effective or to amend or supplement such Registration Statement; provided, however, that the Company shall not defer or suspend its obligation under this Agreement to cause a Registration Statement to become effective or to amend or supplement a Registration Statement pursuant to this Section 4.6(b) for an aggregate period of more than 90 days during any 12 month period. The Company shall notify each Holder of the existence and, in the case of an event referred to in clause (i) of this Section 4.6 (b), the nature of any such event.

          Section 4.70 Contribution.

          If the indemnification provided for in Sections 4.4 and 4.5(c) is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section
4.7 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 4.4 or 4.5(c) had been available under the circumstances.

          The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

          Notwithstanding the provision of this Section 4.7, no Transaction Party Affiliate shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of such Transaction Party Affiliate's Conversion Shares exceeds the amount of any damages that such Transaction Party Affiliate has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

          Section 4.80 No Other Obligation to Register.

          Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Conversion Shares under the Securities Act.

          Section 4.90 Exchange Act Compliance.

          The Company shall maintain registration of the Common Stock under the Exchange Act and shall timely file all reports required to be filed thereunder so that the current public information requirements of paragraph (c) of Rule 144 shall continuously be complied with.

          Section 4.10 Breach of Agreement

          No act or omission to act of the Company in contravention of this Article IV shall be deemed a breach of the Company's obligations hereunder if (a) such act or omission is cured within 30 days of receipt of written notice from any Holder or First-Tier Transferee or
(b) in the case of any such act or omission that cannot be cured within such 30-day period, the Company actively and diligently attempts to cure such act or omission during such 30-day period and such act or omission is cured within 30 days thereafter; provided, however, that this Section 4.10 shall not apply to any failure to file a Registration Statement within the time limits specified in Sections 4.1(a)(i), (ii) and (iii).

                               ARTICLE V

                         STANDSTILL AGREEMENT

          Section 5.10 Standstill.

          (a) Each UDR Unit Holder hereby agrees that until the fifth anniversary of the date of this Agreement, such UDR Unit Holder will not directly or indirectly:

               (i) sell or transfer any Securities to any Person, except (A) as a participant in a merger, consolidation or other business combination approved by the Board or
               (B) in a transaction on the NYSE or other market in which such Securities are traded, in which the identity of the buyer or transferee is not known by the seller or transferor in advance of the transaction, if such sale or transfer would result in Beneficial Ownership by the purchaser or transferee, or any Group of which, to the actual knowledge of such UDR Unit Holder, the purchaser or transferee is a member, of more than 9.8% of the number of shares of Common Stock outstanding at the time of such sale or transfer, determined on a Fully-Diluted Basis;

               (ii) purchase or acquire Securities or shares of Common Stock if such purchase or acquisition would result in Beneficial Ownership by all UDR Unit Holders, including any Group of which, to the actual knowledge of such UDR Unit Holder, any UDR Unit Holder is a member, of more than 9.8% of the number of shares of Common Stock outstanding at the time of such purchase or acquisition, determined on a Fully-Diluted Basis;

               (iii) solicit, propose or effect any business combination, liquidation or sale of the Company or similar extraordinary transaction in which the Company would not be the survivor;

               (iv) seek representation on the Company's Board (except as provided in the Exchange Agreement);

               (v) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1)); or

               (vi) contest the validity or enforceability of this
               Section 5.1, except as a consequence of establishing the occurrence of any of the events specified in Sections 5.2(b)(ii), (iii), (iv) or (v).

          (b) The Preferred Holder hereby agrees that until the fifth anniversary of the date of this Agreement, the Preferred Holder will not directly or indirectly:

               (i) sell or transfer any Securities to any Person, except (A) as a participant in a merger, consolidation or other business combination approved by the Board or
               (B) in a transaction on the NYSE or other market in which such Securities are traded, in which the identity of the buyer or transferee is not known by the seller or transferor in advance of the transaction, if such sale or transfer would result in Beneficial Ownership by the purchaser or transferee, or any Group of which, to the actual knowledge of the Preferred Holder, the purchaser or transferee is a member, of more than 9.8% of the number of shares of Common Stock outstanding at the time of such sale or transfer, determined on a Fully-Diluted Basis;

               (ii) purchase or acquire Securities or shares of Common Stock if such purchase or acquisition would result in Beneficial Ownership by the Preferred Holder and its Controlled Affiliates in the aggregate of more than 15% of the number of shares of Common Stock outstanding at the time of such purchase or acquisition, determined on a Fully-Diluted Basis;

               (iii) solicit, propose or effect any business combination, liquidation or sale of the Company or similar extraordinary transaction in which the Company would not be the survivor;

               (iv) seek representation on the Company's Board (except as provided in the Merger Agreement);

               (v) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1)); or

               (vi) contest the validity or enforceability of this
               Section 5.1, except as a consequence of establishing the occurrence of any Standstill Termination Event defined in Section 5.2(b).

          Section 5.20 Termination of Certain Restrictions.

          (a) The restrictions in Section 5.1(a) shall terminate upon the occurrence of any of the events specified in Sections 5.2(b)(ii),
(iii), (iv) or (v).

          (b) The restrictions in Section 5.1(b) shall terminate upon any of the following (each a "Standstill Termination Event"):

               (i) a quarterly distribution on the Preferred Shares is in arrears for any quarter for a period exceeding five days,

               (ii) the occurrence of a Change of Control,

               (iii) the authorization by the Board (with the director or directors nominated and serving pursuant to Section
               5.9 of the Merger Agreement, if any, voting against) of the direct or indirect solicitation of offers with respect to any merger, consolidation, other business combination, liquidation or sale of the Company or all or substantially all of its assets or any other similar extraordinary transaction (any of the foregoing, other than any transaction in which the Company is the surviving and acquiring entity and in which (A) the only other parties to the transaction are subsidiaries or Controlled Affiliates of the Company or (B) the business or assets acquired do not, or would not reasonably be expected to, have a value greater than 50% of the assets of the Company and its subsidiaries, consolidated, prior to such transaction, a "Covered Transaction"), it being understood that mere direction by the Board that the officers of the Company or a committee of the Board review and report on a proposal originated by any officer or director of the Company or by a third party that might result in a solicitation of offers shall not, without more, be deemed a "solicitation of offers," provided the director or directors nominated and serving pursuant to Section 5.9 of the Merger Agreement, if any, receive notice of and have the opportunity to participate in any meeting of the Board at which such a direction is made or the report of the officers of the Company or such committee of the Board is presented,

               (iv) the written submission by any person or Group other than the Preferred Holder of a proposal to the Company (including the Board and any agent, representative or Affiliate of the Company) with respect to, or otherwise expressing interest in pursuing, a Covered Transaction, unless, as soon as practicable after receipt of any such proposal, the Board determines that such proposal is not in the best interests of the Company and its shareholders and continues to reject such proposal as a result of such determination,

               (v) in connection with any actual or proposed Covered Transaction, the termination of any shareholder rights plan or amendment of the articles of incorporation or bylaws of the Company to delete staggered terms of directors, supermajority voting of the Company's shareholders, "excess share" provisions, or other similar provisions which would reasonably be expected to impede the consummation of such Covered Transaction,

               (vi) any breach of Section 5.9 of the Merger Agreement,

               (vii) the initiation by the Company or any of its Affiliates of any action, suit or other legal proceeding against the Preferred Holder, any of its Affiliates or any of their respective officers or directors with respect to any matter unrelated to the express terms of this Agreement and the related documents and the transactions contemplated thereby, unless such action, suit or legal proceeding is authorized by the Board at a meeting of which the director or directors nominated and serving pursuant to Section 5.9 of the Merger Agreement, if any, receive notice and in which they have the opportunity to participate, provided that if there shall be a final judgment on the merits in favor of the Preferred Holder or such Affiliate in any such action, suit or legal proceeding that is so authorized by the Board, a Standstill Termination Event shall exist even though such judgment may be subject to further appeal,

               (viii) the distribution by the Preferred Holder of all of its Preferred Shares and Conversion Shares pursuant to Section 3.1(c), provided that such Standstill Termination Event shall not affect any agreement entered into by a Permitted Preferred Share Transferee pursuant to Section 3.1(c)(ii), and

               (ix) the date on which the Preferred Holder ceases (otherwise than as a result of a distribution of Preferred Shares and Conversion Shares pursuant to
               Section 3.1(c)) to be the Beneficial Owner of Securities having an aggregate market value of more than 5% of Average Market Capitalization. For purposes of this Section 5.2(b) (ix), the "market value" of Conversion Shares shall be determined by reference to the closing sale price of the Common Stock on the day preceding the determination date, and the "market value" of Preferred Shares shall be the Series D Redemption Price of the Preferred Shares provided in the Company's Articles of Incorporation on the determination date.

                              ARTICLE VI

                          GENERAL PROVISIONS

          Section 6.10 Notices.

          All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice), and further provided that in case of directions to amend the Registration Statement pursuant to
Article IV, the Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

          (a) if to the Company, to

              UNITED DOMINION REALTY TRUST, INC.
              10 South Sixth Street

              Richmond, VA 23219-3802
              Attn: John P. McCann, President
              Fax: (804) 343-1912

              with a copy to:

              UNITED DOMINION REALTY TRUST, INC.
              10 South Sixth Street
              Richmond, VA 23219-3802
              Attn: Katheryn E. Surface, Senior Vice President
                    and General Counsel
              Fax: (804) 788-4607

              and

              HUNTON & WILLIAMS
              951 East Byrd Street
              Richmond, VA 23219-4074
              Attn: James W. Featherstone, III
              Fax: (804) 788-8212

          (b) if to AAC, to

              AMERICAN APARTMENT COMMUNITIES II, INC.
              615 Front Street
              San Francisco, CA  94111
              Attn:  James D. Klingbeil, Chief Executive Officer
              Fax:  (415) 362-5805

              with copies to:

              AMERICAN APARTMENT COMMUNITIES II, INC.
              21 West Broad Street, 11th Floor
              Columbus, OH  43215
              Attn:  George R. Nickerson, Esq., General Counsel
              Fax:  (614) 220-8912

              and

              GIBSON, DUNN & CRUTCHER LLP
              333 South Grand Avenue
              Los Angeles, CA  90071
              Attn:  Kenneth M. Doran, Esq.
              Fax:  (213) 229-7520

          (c) if to the Preferred Holder, to:

              LF STRATEGIC REALTY INVESTORS, L.P.
              30 Rockefeller Plaza
              New York, NY  10020
              Attn:  Robert P. Freeman, Managing Director
              Fax:  (212) 332-5980

              with a copy to:
              Lazard Freres Real Estate Investors, LLC
              30 Rockefeller Plaza
              New York, NY  10020
              Attn:  Marjorie L. Reifenberg, Vice President & General Counsel
              Fax:  (212) 332-5980

          (d) if to Schnitzer, to

              SCHNITZER INVESTMENT CORP.
              Schnitzer Investment Corp.
              3200 NW Yeon
              Portland, OR  97210-1524
              Attn:  Kenneth M. Novack, President & Chief Executive Officer
              Fax:  (503) 323-2793

          (e) if to AACOP, to

              AMERICAN APARTMENT COMMUNITIES OPERATING
              PARTNERSHIP, L.P.
              21 West Broad Street, 11th Floor
              Columbus, OH  43215
              Attn:  George R. Nickerson, Esq., General Counsel
              Fax:  (614) 220-8912

              with a copy to:

              GIBSON, DUNN & CRUTCHER LLP
              333 South Grand Avenue
              Los Angeles, CA  90071
              Attn:  Kenneth M. Doran, Esq.
              Fax:  (213) 229-7520

          (f) if to AACM, to

              AAC MANAGEMENT LLC
              21 West Broad Street, 11th Floor
              Columbus, OH  43215
              Attn:  George R. Nickerson, Esq., General Counsel
              Fax:  (614) 220-8912

              with a copy to:

              GIBSON, DUNN & CRUTCHER LLP
              333 South Grand Avenue
              Los Angeles, CA  90071
              Attn:  Kenneth M. Doran, Esq.
              Fax:  (213) 229-7520

          (g) if to AAC III, to

              AMERICAN APARTMENT COMMUNITIES III, L.P.
              21 West Broad Street, 11th Floor
              Columbus, OH  43215
              Attn:  George R. Nickerson, Esq., General Counsel
              Fax:  (614) 220-8912

              with a copy to:

              GIBSON, DUNN & CRUTCHER LLP
              333 South Grand Avenue
              Los Angeles, CA  90071
              Attn:  Kenneth M. Doran, Esq.
              Fax:  (213) 229-7520

In addition to the manner of notice permitted above, notices given pursuant to Sections 4.1, 4.6 and 4.7 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

          Section 6.2 Successors and Assigns.

          Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, this Agreement may not be assigned by any Holder and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder. A purchaser or transferee of any Securities shall not solely by reason of such purchase or transfer be deemed a successor or assign of the seller or transferor, and no Person who purchases Securities from any Holder, Transaction Party Affiliate or First-

Tier Transferee in a transaction complying with the applicable provisions of Rule 144 or Rule 145 or in a transaction effected after a Registration Statement with respect to such Securities has become effective shall be bound by any provision of this Agreement.

          Section 6.3 Counterparts.

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 6.4 Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of such State.

          Section 6.5 Severability.

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and unenforceable of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          Section 6.6 Entire Agreement; Amendment; Waiver.

          This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. No amendment or waiver of any provision hereof shall be effective unless in writing signed by each party against whom enforcement of such amendment or waiver is sought. No waiver of any provision of this Agreement or a breach of any such provision shall be construed as a waiver of any other provision hereof or a breach of such provision or a subsequent breach of the same or any other provision.

        Section 6.7 Interpretation; Absence of Presumption.

          For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires,
(ii) the terms "hereof", "herein" and "herewith", and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to the Articles and Sections of this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                               UNITED DOMINION REALTY TRUST, INC.


                               By:
                                  ----------------------------------
                                  Name:
                                  Title:


                               UNITED DOMINION REALTY, L.P.

                               By: United Dominion Realty Trust, Inc.,
                                   General Partner


                               By:
                                  ----------------------------------
                                  Name:
                                  Title:


                               AMERICAN APARTMENT COMMUNITIES
                               II, INC.


                               By:
                                  ----------------------------------
                                  Name:  James D. Klingbeil
                                  Title: Chief Executive Officer


                               AMERICAN APARTMENT COMMUNITIES
                               III, L.P.

                               By American Apartment Communities III, Inc.,
                               General Partner


                               By:
                                  ----------------------------------
                                  Name:
                                  Title:

                               SCHNITZER INVESTMENT CORP.


                               By:
                                  ----------------------------------
                                  Name:
                                  Title:


                               LF STRATEGIC REALTY INVESTORS, L.P.


                               By:
                                  ----------------------------------
                                  Name:
                                  Title:


                               AMERICAN APARTMENT COMMUNITIES
                               OPERATING PARTNERSHIP, L.P.

                               By American Apartment Communities, Inc.,
                               General Partner


                               By:
                                  ----------------------------------
                                  Name:
                                  Title:


                               AAC MANAGEMENT LLC

                               BY:
                                  ----------------------------------
                                  Name:
                                  Title: